UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2016

Aspen Aerogels, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36481	04-3559972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Forbes Road, Building B, Northborough, Massachusetts	01532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 691-1111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Supply Agreement

On June 21, 2016, Aspen Aerogels, Inc. (the “Company”) entered into a supply agreement and a side letter (together, the “SA”) with BASF SE of Ludwigshafen, Germany (“BASF”). Pursuant to the SA, the Company will sell exclusively to BASF the Company’s Spaceloft® A2 product (“Product”) at annual volumes to be specified by BASF, subject to certain volume limits. Pricing shall be based on a cost-plus formula. The SA also specifies the markets in which BASF will be permitted to sell Product. The SA will terminate on December 31, 2027, if not renewed prior to such date. Upon expiration of the SA, the Company will be subject to a post-termination supply commitment for an additional two years.

In addition to the customary terms associated with supply agreements, in order to support the Company’s anticipated investment in a second manufacturing facility (“Plant Two”), BASF will make a non-interest bearing advance to the Company in the aggregate amount of $22 million (the “Pre-Payment”) during the construction of Plant Two, subject to the Company’s prior satisfaction of certain preconditions related to the finalization of certain aspects of the Product specification and the progress of the financing and construction of Plant Two, including securing a debt commitment from a third party lender for at least $30 million. In addition, prior to BASF paying any Pre-Payment, the Company will be required to secure the Company’s obligation to repay the Pre-Payment with a first priority security interest in all of the Company’s interest in real estate, machinery and equipment located at the Company’s existing manufacturing facility in East Providence, Rhode Island and that may, in the future, be located at Plant Two. Additionally, the Company will grant non-exclusive licenses to the Company’s subsidiaries under the Company’s intellectual property as necessary to operate such machinery and equipment.

BASF shall pay the Pre-Payment to the Company in eight equal consecutive quarterly installments commencing on the later of (i) October 1, 2016 or (ii) the first day of the calendar quarter following the date on which the Plant Two progress preconditions are met. Once commenced, BASF’s obligation to make such quarterly payments shall be subject to postponement in the event of delays of three months or more in the projected date of completion of Plant Two by a commensurate number of months. After October 1, 2018, the Company will, at BASF’s instruction, credit up to 25.3% of any amounts invoiced by the Company for Product sold to BASF against the Pre-Payment. BASF has no obligation to purchase Product under the SA. If any of the Pre-Payment remains uncredited against amounts invoiced by the Company as described above as of September 30, 2023, BASF may request that the Company repay the unused amount to BASF in four equal quarterly installments beginning on December 31, 2023. Notwithstanding the foregoing, the Pre-Payment may be repaid by the Company to BASF at any time in whole or in part for any reason. In the event of a sale of all or substantially all of the Company’s assets or a change of control of the Company, BASF may in certain instances have the right to terminate the SA, in which case any uncredited amount of the Pre-Payment as of such sale or change of control will be due and payable to BASF within 30 days of the relevant transaction.

Joint Development Agreement

Contemporaneous with the execution of SA, the Company and BASF also entered into a Joint Development Agreement (the “JDA”) setting forth the rights and obligations of the Company and BASF with respect to collaboration between the parties on the development and commercialization of new products. Under the JDA, each party may propose that the parties enter into joint efforts to seek to develop one or more products or services for commercialization on terms to be agreed by the parties. The JDA establishes a joint steering committee with equal representation from each of the Company and BASF to oversee any such collaboration. Unless otherwise agreed, all intellectual property created in the performance of joint development activities will generally be jointly owned by the Company and BASF. The JDA will have an initial term of two years with the option for the parties to renew at the expiration. Either party may terminate the JDA for any reason with 90-days prior notice to the other party, provided that such termination will not terminate any project under the JDA then in progress, with any such ongoing project able to be terminated by either party for any reason on 90-days prior notice to the other party.

The foregoing descriptions of the SA and the JDA are only summaries of their material terms and do not purport to be complete. These summaries are qualified in their entirety by reference to the text of the agreements, copies of which will be filed as exhibits to a future periodic report of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company upon the commencement of the payment of the Pre-Payment is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 22, 2016, the Company and BASF issued a joint press release announcing their entry into the SA and the JDA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1. The information set forth in the press release is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release issued by the Company and BASF on June 22, 2016.

The press release may contain hypertext links to information on the websites of the Company and/or BASF. The information on the websites of the Company and/or BASF is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

The information contained in Exhibit 99.1 attached hereto and in Item 7.01 hereof is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Aerogels, Inc.

Date: June 22, 2016	By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Vice President, Chief Financial Officer and Treasurer